Exhibit 5.1

September 15, 2017

LiqTech International, Inc.

c/o LiqTech North America, Inc.

1804 Buerkle Road

White Bear Lake, MN 55110

Re:     Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as your special counsel in connection with the registration statement on Form S-3 and the Prospectus (collectively, the “Registration Statement”) filed by LiqTech International, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $20,000,000 in aggregate price, without allocation as to class of securities, of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of its preferred stock, $0.001 par value per share (the “Preferred Stock”), and (iii) warrants to purchase Common Stock, Preferred Stock, or any combination of the foregoing (the “Warrants”), (together with the Common Stock and the Preferred Stock, the “Securities”). The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and as set forth in the Registration Statement, any amendment to the Registration Statement, and the prospectus contained in the Registration Statement, as may be supplemented (the "Prospectus"). Capitalized terms used but not defined in this opinion letter shall have the meanings given to those terms in the Registration Statement.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, the Company’s articles of incorporation, as amended, and amended and restated bylaws, as amended, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon certificates made by officers of the Company. In rendering our opinion, in addition to the assumptions that are customary in opinion letters of this kind, we have assumed (i) the genuineness of signatures on the documents we have examined, (ii) the legal capacity and authority of the persons signing the documents we have examined, (iii) the truth and accuracy of all representations and warranties, (iv) that the issuance and sale of the Securities from time to time will be duly authorized and established by proper action of the Company, (v) that the Registration Statement and any Prospectus have become effective and have been properly filed, (vi) that the Warrants will be issued under a valid and binding warrant agreement, (vii) the conformity to authentic documents of all documents submitted to us as copies, and (viii) that the Company will have sufficient authorized and unissued shares of common stock available with respect to any Securities issued after the date of this letter. We have not verified any of these assumptions.

LiqTech International, Inc.

September 15, 2017

This opinion is rendered as of the date of this letter and is limited to matters of Nevada corporate law, including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. We express no opinion as to the laws of any other state, the federal law of the United States, or the effect of any federal or state securities laws.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter:

1.     When an issuance of Common Stock has been duly authorized by all necessary action of the Company, and, when such Common Stock has been issued and paid for as described in the Registration Statement, the Common Stock will be validly issued, fully paid, and nonassessable;

2.     When an issuance of Preferred Stock has been duly authorized by all necessary action of the Company, and, when such Preferred Stock has been issued and paid for as described in the Registration Statement, the Preferred Stock will be validly issued, fully paid, and nonassessable; and

3.     When an issuance of Warrants has been duly authorized by all necessary action of the Company, and, when such Warrants have been executed, delivered, and issued and paid for as described in the Registration Statement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Opinion No. 3 above is subject to the limitations of bankruptcy, insolvency, or similar laws affecting the rights and remedies of creditors generally and general principles of equity. We further note that, to the extent that any particular laws other than the laws of the State of Nevada are chosen as the governing law in the Warrants, any stock purchase agreement, or any other agreement pursuant to which any Securities are to be issued or governed, an opinion of counsel duly licensed to practice law in such other jurisdiction may be necessary as to the opinions expressed in Opinion No. 3 above.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations under such act.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.